Exhibit 99.1

KYTHERA Biopharmaceuticals Submits New Drug Submission to Health Canada for ATX-101 as First-in-Class Treatment for the Reduction of Submental Fat

Westlake Village, Calif., Aug. 11, 2014 — KYTHERA Biopharmaceuticals, Inc. (NASDAQ: KYTH) today announced it submitted a New Drug Submission (NDS) to Health Canada seeking approval for the company’s investigational drug, ATX-101 (deoxycholic acid), as an injectable treatment for the reduction of submental fat. The NDS is supported by results from two pivotal Phase III trials, REFINE-1 and REFINE-2, which were reported in late 2013. In these trials, the majority of ATX-101 patients had a visible reduction in fat under the chin and reported significant improvement in the visual and emotional impact of treatment.

“This latest regulatory submission is yet another significant milestone for our global ATX-101 development program,” said Keith Leonard, president and chief executive officer, KYTHERA.  “While the area under the chin is visually important to patients, there are no approved non-surgical options available to reduce submental fat. Canada has a very mature aesthetic market with several toxins and fillers approved. If approved, ATX-101 can fulfill an unmet need as a first-in-class submental contouring drug for patients in Canada.”

The global facial aesthetics market is estimated to reach $4.7 billion annually by 2018. Submental fullness or “double chin” can be a telltale sign of aging, negatively impacting overall appearance. There are currently no approved drugs for submental contouring. The NDS submission is the first of multiple ex-U.S. regulatory submissions that KYTHERA plans to make by the second quarter of 2015.

About ATX-101

ATX-101 is currently in late-stage development for the reduction of submental fat, which commonly presents as a double chin. It is a proprietary formulation of a purified synthetic version of deoxycholic acid, a naturally occurring molecule in the body that aids in the breakdown of dietary fat.(i) ATX-101 treatment contours the area under the chin by destroying fat cells while leaving surrounding tissue largely unaffected.

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For the past seven years, ATX-101 has been the focus of a global clinical development program that has enrolled more than 2,500 patients worldwide, of which more than 1,500 have been treated with ATX-101. ATX-101 has the potential to be a first-in-class submental contouring injectable drug if approved.

About KYTHERA Biopharmaceuticals, Inc.

KYTHERA Biopharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel prescription products for the aesthetic medicine market. KYTHERA’s product candidate, ATX-101, is currently in late-stage development for the reduction of submental fat, which commonly presents as a double chin, and is a potential first-in-class submental contouring injectable drug. KYTHERA submitted its New Drug Application for ATX-101 in May 2014, which the FDA has determined is sufficiently complete to permit a substantive review. KYTHERA also maintains an active research interest in hair and fat biology, pigmentation modulation and facial contouring.

Forward Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding KYTHERA, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including the ability of ATX-101 to address a true unmet need in the aesthetic marketplace, the estimated future of the potential global facial aesthetics market, the potential of ATX-101 to be a first-in-class submental contouring injectable drug, the potential for ATX-101 to fulfill an unmet need as a first in class submental contouring drug for patients in Canada, and KYTHERA’s plans to make additional ex-U.S. regulatory submissions by the second quarter of 2015. Such forward-looking statements involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the clinical drug development process, including the regulatory approval process, our substantial dependence on ATX-101, and other matters that could affect the availability or commercial potential of our drug candidate. KYTHERA undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see KYTHERA’s reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 and its Annual Report on Form 10-K for the year ended December 31, 2013.

Investor Contact:

Heather Rowe

Director, Investor Relations

Tel: (818) 587- 4559

hrowe@kytherabiopharma.com

Media Contact:

Angeline McCarthy

Tel: (347) 843-9724

a.mccarthy@togorun.com

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(i)  Stryer L. Biosynthesis of membrane lipids and steroids. In: Biochemistry. New York, NY: WH Freeman and Co; 1995:691-707